Louis A. Brilleman, P.C.
110 Wall Street, 11th Floor
New York, NY 10005-3817
Phone: 212-709-8210
Fax: 212-943-2300

June 10, 2009

VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Coda Octopus Group, Inc.

Ladies and Gentlemen:

We refer to post-effective amendment No. 2 to registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Coda Octopus Group, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement, consisting of (i) 9,390,500 outstanding shares of common stock (the “Outstanding Shares”), and (ii) 16,693,999 shares of common stock issuable upon exercise of warrants (the “ Warrant Shares”), are duly authorized and (a) with respect to the Outstanding Shares, legally and validly issued, fully paid and non-assessable, and (b) with respect to the Warrant Shares, will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours, /s/ Louis A. Brilleman